1 CENTERPOINT ENERGY SAVINGS RESTORATION PLAN (Effective as of January 1, 2008) Partial Termination Amendment for Symmetry Participants WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), maintains the CenterPoint Energy Savings Restoration Plan, effective as of January 1, 2008 (the “Plan”); WHEREAS, pursuant to Section 6.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend or terminate the Plan at any time; WHEREAS, certain Participants of the Plan (the “Symmetry Participants”) experienced a change in control event (as defined in Treas. Reg. § 1.409A-3(i)(5)) on January 9, 2026 in connection with the sale of Symmetry Energy Solutions to NextEra Energy Resources, LLC (the “Symmetry CIC Event”); WHEREAS, the Company desires to irrevocably terminate and liquidate the Plan with respect to each Symmetry Participant in accordance with Treas. Reg. § 1.409A-3(j)(4)(ix)(B); and WHEREAS, on July 15, 2026 (the “Approval Date”), the Board approved such termination and liquidation of the Plan, and this amendment to the Plan, and also approved, with respect to each Symmetry Participant, the termination and liquidation of all agreements, methods, programs and other arrangements sponsored by the Company or an affiliate immediately after the Symmetry CIC Event which deferrals of compensation are, together with deferrals under the Plan, treated as deferred under a single plan under Treas. Reg. § 1.409A-1(c)(2) so that all Symmetry Participants are required to receive all amounts of compensation deferred under such terminated agreements, methods, programs, and other arrangements within 12 months of the Approval Date; NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of August 1, 2026 (the “Termination Date”): 1. The Plan is hereby irrevocably terminated with respect to each Symmetry Participant.

2 2. As soon as administratively practicable after the Termination Date, and in no event later than 12 months following the Approval Date, the benefit under Plan for each Symmetry Participant shall be irrevocably liquidated and paid to the Symmetry Participant in a single lump sum cash payment. 3. It is intended that the termination of the Plan with respect to the Symmetry Participants as set forth herein shall comply with the requirements of Treas. Reg. § 1.409A- 3(j)(4)(ix)(B), and this amendment shall be interpreted and administered consistent therewith. 4. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. IN WITNESS WHEREOF, CenterPoint Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, this 15th day of July, 2026, but effective as set forth above. CENTERPOINT ENERGY, INC. By: /s/ Jason Wells Jason Wells Chair of the Board, President & CEO ATTEST: /s/ Vincent A. Mercaldi Vincent A. Mercaldi Assistant Corporate Secretary